EXHIBIT 10.9


                            EXCLUSIVE SALE AGREEMENT

     EXCLUSIVE SALE AGREEMENT (this "Agreement"), dated February, 2000, between AEG INFRAROT-MODULE GMBH, a German corporation ("AIM"), and OMNICORDER TECHNOLOGIES, INC., a Delaware corporation ("OmniCorder").

                                    RECITALS

     A. AIM has conducted research on, and is engaged in, the development, manufacturing and sale of quantum well infrared photodetector cameras, systems and components (the "QWIP Devices").

     B. OmniCorder has conducted research on, and is engaged in, the development of biological applications: i) as described in issued patents owned or licensed by OmniCorder, or patents owned or licensed by OmniCorder that have received written patent claims allowance notification; ii) or as described in submissions to the United States Food and Drug Administration (FDA) for which OmniCorder has received FDA market clearance or approval; (the "DAT Applications").

     C. Subject to the terms and conditions of this Agreement, ATM desires to sell exclusively to OmniCorder, and OmniCorder desires to designate AIM as its primary supplier and to purchase from AIM, QWIP Devices for the research, development, making, having made, marketing, sale, distribution, manufacturing and use of DAT Applications (the "Field"),

     In consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Agreement" shall mean this Exclusive Sale Agreement between AIM and OmniCorder.

     "Business Day" shall mean any day, except for a day that is a Saturday, Sunday or national holiday in the United States of America or Germany.

     "DAT Applications" has the meaning set forth in the Recitals of this Agreement.

     "Documentation" shall mean those elements of Know-How which are in writing or other tangible form, including without limitation, drawings, blueprints, computer programs, technical publications, manuals, designs and artwork which are or may be useful in connection with (i) the use of the QWIP Devices purchased by OmniCorder from AIM during the term

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hereof and any renewal or extension thereof, or (ii) the use, modification and improvement by OmniCorder of the software implemented in such QWIP Devices, respectively.

     "Field" has the meaning set forth in the Recitals of this Agreement.

     "Improvements" shall mean all Know-How and Patents relating to modifications, enhancements and changes in the QWIP Devices purchased by OmniCorder from AIM during the term of this Agreement or the software implemented in such QWIP Devices, as the case may be, developed by AIM during the term hereof and any renewal or extension thereof.

     "Know-How" shall mean any and all trade secrets, know-how, confidential information, including inventions, intellectual property, discoveries, improvements, techniques, concepts, data, technical information, specifications including engineering, testing and manufacturing information and specifications, diagrams, charts and lists owned controlled or otherwise licensable by either party hereto during the term hereof and any renewal or extension thereof which are useful in connection with the use and application of the QWIP Devices purchased by OmniCorder from AIM during the term hereof and any renewal or extension thereof or the software implemented in such QWIP Devices, as the case may be.

     "Patents" shall mean all patents, utility models and patent applications and all continuations-in-part, divisionals, additions, reissues, renewals or extensions thereof as hereto filed or issued prior to the termination of this Agreement and controlled or otherwise licensable by AIM which are useful in connection with the use and application of the software implemented in any such QWIP Devices.

     "Person" shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or agency or political subdivision thereof.

     "Period" shall mean each full calendar year during which this Agreement is in effect; provided, however, that for any calendar year during which this Agreement is not continuously in effect from January 1 through December 31 of such calendar year, Period shall mean such shorter period during which this Agreement is in effect during such calendar year.

     "Proprietary Rights" shall mean patent rights (including, but not limited to, all granted patents and pending patent applications), copyrights, trade secret rights and similar rights, and licenses and sublicenses under such rights.

     "OWIP Devices" has the meaning set forth in the Recitals of this Agreement.

     "Required Number of OWIP Devices" shall mean the higher number of (i) 85% of the aggregate number of QWIP Devices purchased by OmniCorder for the use in the Field during each Period or (ii) the number of QWIP Devices for each Period as specified on Schedule 1.1(a) hereto, provided, however that during any Period which is not comprised of one full calendar year, this number shall be reduced on a pro rata basis.

     "Technology" shall mean (a) the subject matter of any and all relevant Patents including, but not limited to, the information contained in such Patents; and (b) any and all

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relevant inventions (whether or not patentable), ideas, processes, formulas, technical information, trade secrets, developments, discoveries, data, the subject matter of any all copyrights, drawings, techniques, documents, laboratory note books, scientific and medical reports, models, and Know-How.

     "Third Party Suppliers" shall mean suppliers or manufacturers of QWLP Devices other than AIM.


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                                   ARTICLE II

                            PURCHASE OF QWIP DEVICES

     Section 2.1 Exclusivity. Upon the terms and subject to the conditions of this Agreement, AIM, during the term hereof and any renewal or extension thereof, shall exclusively sell to OmniCorder, QWIP Devices for the use in the Field.

     Section 2.2 Purchase of OWIP Devices by OmniCorder. (a) Upon the terms and subject to the conditions of this Agreement, in particular Section 2.2(b) hereof; OmniCorder shall purchase from AIM during each Period the Required Number of QWIP Devices.

     (b) OmniCorder shall be under no obligation to purchase QWIP Devices from AIM as contemplated by Section 2.2(a) hereof to the extent that AIM is unable or unwilling to sell to OmniCorder, QWIP Devices with performance terms and at prices which are equal or more favorable to OmniCorder than the performance terms and prices specified in written proposals or offers for the sale of QWIP Devices from Third Party Suppliers to OmniCorder. If OmniCorder receives an offer for QWIP Devices from a Third Party Supplier with performance terms or prices more favorable to it than the performance terms and prices for QWIP Devices offered to OmniCorder by AIM, OmniCorder shall give AIM the opportunity to match the terms of such offer and shall promptly provide to AIM a copy of any such offer that OmniCorder considers to pursue, together with an indication of the maximum number of QWIP Devices that OmniCorder considers to purchase on the basis of such offer. AIM, within twenty (20) Business Days after the receipt of a copy of such offer, shall inform OmniCorder whether or not it will match the terms of such offer. If AIM informs OmniCorder that it will not match the terms of such offer or AIM does not respond to OmniCorder within twenty (20) Business Days after the receipt of a copy of such offer, the number of QWIP Devices purchased by OmniCorder pursuant to a contract that resulted from OmniCorder's acceptance of such offer shall not count towards the aggregate number of QWIP Devices referred to under (i) in the definition of the term "Required Number of QWIP Devices" in Section 1.1 hereof.

     (c) Nothing in this Agreement shall prevent OmniCorder from maintaining relationships with, or purchasing QWIP Devices from, Third Party Suppliers. If, however, OmniCorder fails to purchase the Required Number of QWIP Devices during any Period, AIM shall have the right to terminate this Agreement pursuant to
Section 6.2(f) hereof.


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                                   ARTICLE III

                     TECHNICAL ASSISTANCE, PARTS AND SERVICE

     Section 3.1 Upon OmniCorder's written request, AIM shall give OmniCorder access to the original software codes relating to the software that is implemented in any QWIP Device manufactured by AIM for the use in the Field during the term hereof and any renewal or extension thereof, if such access is necessary for OmniCorder to comply with FDA or other regulatory requirements or improve, for applications in the Field, the performance of any such QWIP Device or the software implemented in any such QWIP Device.

     Section 3.2 Language and Standards of Measurement. All Documentation furnished by AIM to OmniCorder with respect to any QWIP Device purchased by OmniCorder from AIM during the term hereof and any renewal or extension thereof shall be substantially in the English language. All Documentation shall conform to the standards of measurement then in use by AIM.

     Section 3.3 Technical Assistance. AIM shall provide technical assistance to OmniCorder with respect to any QWIP Device purchased by OmniCorder from AIM during the term hereof and any renewal or extension thereof in accordance with the following provisions:

     Any reasonable direct cost and expenses incurred by AIM in connection with technical assistance provided to OmniCorder in connection with such QWIP Device and the software implemented in such QWIP Device shall be borne by OmniCorder, unless otherwise agreed to in a separate agreement or purchase order. However, these costs shall not exceed those charged to other AIM customers.

     Section 3.4 Parts and Service. AIM shall provide parts and service to OmniCorder with respect to any QWIP Device purchased by OmniCorder from AIM during the term hereof, and any renewal or extension thereof. Any reasonable direct cost and expenses incurred by AIM in connection with the parts and service provided to OmniCorder in connection with such QWIP Device and the software implemented in such QWIP Device shall be borne by OmniCorder unless otherwise agreed to in a separate agreement or purchase order. However, these costs shall not exceed those charged to other AIM customers.

     Section 3.5 Parts, Service, and Technical Support in the Event of AIM's Departure From the Market. AIM, its assigns or successors shall notify OmniCorder within 5 business days if they, for any reason, make a decision to cease manufacturing, supplying, or supporting QWIP Devices or components. AIM shall, subject to the right of third parties; i) provide OmniCorder the opportunity to purchase AIM's inventories of parts and components which are to be discontinued; ii) train OmniCorder's personnel to repair and replace components; iii) train OmniCorder's personnel to repair or modify QWIP Device software. Any reasonable direct cost and expenses incurred by AIM in connection with this provision shall be borne by OmniCorder unless otherwise agreed to in a separate agreement or purchase order. However, these costs shall not exceed those charged to other AIM customers.


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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1 Warranties. (a) AIM warrants to OmniCorder that it will use its best efforts to assure validity of materials and other information provided to OmniCorder under this Agreement, including all written and oral communication made therein.

     (b) AIM warrants to OmniCorder that each QWIP Device purchased by OmniCorder from AIM during the term hereof and any renewal or extension thereof shall (i) comply with the mutually agreed upon specification, a current version of which is attached hereto as Exhibit A, as such may be amended from time to time by agreement between OmniCorder and AIM; and (ii) be free from imperfections in their manufacture and defects in material and workmanship for a period of 12 months after shipment by AIM or 4,000 hours of operation of the cooling pump implemented in such QWIP Device, whichever occurs earlier.

     Section 4.2 Disclaimer. EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.1(a) OF THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, WRITTEN OR ORAL, EXPRESS OR IMPLIED, WITH REGARD TO THE TECHNOLOGY LICENSED TO THE OTHER PARTY HEREUNDER.

                                    ARTICLE V

                                    COVENANTS

     Section 5.1 Regulatory Matters. AIM and OmniCorder shall cooperate with each other and shall use their commercially reasonable efforts to obtain as promptly as practicable any permit, consent, approval, waiver or authorization of any governmental authority which is necessary or advisable to consummate the transactions contemplated by this Agreement.

     Section 5.2 Delay. AIM shall make best efforts to deliver Documentation to OmniCorder without undue delay.

                                   ARTICLE VI

                              TERM AND TERMINATION

     Section 6.1 Term of Agreement. This Agreement shall become effective on March 1, 2000 and shall continue in full force and effect until terminated in accordance with Section 6.2 hereof.

     Section 6.2 Early Termination. This Agreement may be terminated pursuant to any of the following terms and conditions:

     (a) This Agreement may be terminated at any time upon the mutual written consent of the parties hereto;


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     ((b) This Agreement may be terminated by either party upon six months prior written notice to the other party; provided, however, that a termination pursuant to this Section 6.2(b) shall not become effective prior to December 31, 2003.

     (c) This Agreement may be terminated by either party immediately upon written notice to the other party in the event that the other party shall have breached any material warranty or covenant under this Agreement and shall have failed to remedy such material breach to the non-breaching party's satisfaction within sixty (60) days of receiving written notice thereof from the non-breaching party specifying the nature of the breach.

     (d) Either party hereto may terminate this Agreement immediately upon written notice to the other party in the event that the other party (i) files a petition of any type as to its bankruptcy, (ii) is declared bankrupt, (iii) becomes insolvent, (iv) makes an assignment for the benefit of its creditors,
(v) goes into liquidation or receivership or (vi) otherwise loses legal control of its business; provided, however, that the acquisition by a third party of either party or either party's business shall not be considered a loss of legal control for the purposes of Section 6.2(e)(vi).

     (e) AIM may terminate this Agreement if OmniCorder fails to purchase the Required Number of QWIP Devices during any Period, as contemplated by Section
2.2 hereof.

     Section 6.3 Rights and Obligations on Termination. In the event of the termination of this Agreement for any reason, Sections 3.1, 3.2, 3.3, 3.4, 3.5, and 4.1 hereof shall survive the termination of this Agreement.

                                   ARTICLE VII

                    GOVERNING LAW; ARBITRATION; JURISDICTION

     Section 7.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF GERMANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, EXCLUDING THE U.N. CONVENTION ON THE INTERNATIONAL SALE OF GOODS.

     Section 7.2 Arbitration. All disputes or controversies arising under, out of, in connection with, or in relation to, this Agreement which cannot be resolved between the parties shall be finally settled by arbitration, to be held in Stuttgart, Germany and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     Section 7.3 Submission to Jurisdiction; Selection of Forum. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN GERMANY AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (U) WAIVES ANY OBJECTION OF LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, (III) WAIVES ANY OBJECTION THAT


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SUCH COURTS ARE AN INCONVENIENT FORM OR DO NOT HAVE JURISDICTION OVER ANY
PARTY HERETO, AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 8.6 HEREOF.

                                  ARTICLE VIII

                          GENERAL TERMS AND CONDITIONS

     Section 8.1 Amendment. Any amendment, modification, extension, revision or waiver of any term of this Agreement shall be valid and binding only if in writing and duly executed by both parties hereto.

     Section 8.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties hereto relating to the subject matter hereof and merges all prior oral and written understandings, discussions and negotiations between them.

     Section 8.3 Severability. The decision of any court of law or other governmental authority invalidating any portion of this Agreement shall not affect the validity of any remaining portion. The remaining portion shall continue in full force and effect as if the invalid portion were not a part of this Agreement when it was executed. In the event that the severance of any portion of this Agreement materially affects any of the material rights and obligations of the parties hereunder, the parties hereto will negotiate in good faith to amend this Agreement in a manner satisfactory to the parties. If the parties are unable to agree to amend this Agreement in a manner satisfactory to the parties, they may terminate this Agreement under a mutually agreed to phase-out plan with sufficient lead times to avoid inequity to any party.

     Section 8.4 Waiver. The failure of either party hereto to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to subsequently require performance of that provision. The failure of either party to assert a right in respect of a breach hereunder by the other party shall not be deemed to be a waiver of such breach or of any continuing or succeeding breach or any right under this Agreement.

     Section 8.5 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one (1) and the same instrument.

     Section 8.6 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of dispatch if sent by telefax or delivered personally, or five (5) Business Days after the date of dispatch if mailed, postage prepaid, by registered or certified air mail as follows:


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                   To OmniCorder:
                   OmniCorder Technologies, Inc.
                   25 East Loop Road
                   Stony Brook, NY 11790

                   Attention:   President and Chief Executive Officer
                                Mr. Mark A. Fauci
                   Facsimile:   (516) 444-8825

                   With a concurrent copy to:

                   Steven H. Thai, Esq.
                   LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                   125 West 55th Street, NY, NY 10019
                   Facsimile:   (212) 424-8500

                   To AIM:

                   AEG Infrarot-Module GmbH
                   Theresienstrasse 2
                   D-74072 Heilbronn
                   Germany

                   Attention:   Manager Matrix Modules
                                Dr. Wolfgang Cabanski

                   Facsimile:   +49 (0)7131 6212-105

Either party hereto may notify the other in the manner set forth above of any other address to which notices shall be addressed to it hereunder.

     Section 8.7 Assignment. Neither party shall assign or transfer any of its rights or obligations under this Agreement except with the prior written consent of the other party; provided, however, that a successor in interest by merger, purchase or otherwise of substantially all of the stock or assets of either party shall acquire all of the rights and obligations of said party hereunder.

     Section 8.8 Expenses. OmniCorder and AIM shall each bear their respective direct and indirect expenses incurred in connection with the preparation and negotiation of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                    OMNICORDER TECHNOLOGIES, INC.

                                    By:_____________________________________
                                    Name:       Mark A. Fauci
                                    Title:      President

                                    AEG INFRAROT-MODULE GMBH

                                    By:_____________________________________
                                    Name:       ppa. Jurgen Maier
                                    Title:      Manager Sales

                                    By:_____________________________________
                                    Name:       i.V. Dr. Wolfgang Cabanski
                                    Title:      Manager Matrix Modules



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